EXHIBIT 4(d)

                         ALATENN RESOURCES, INC.
                  1994 KEY EMPLOYEE STOCK INCENTIVE PLAN
                     INCENTIVE STOCK OPTION AGREEMENT



AlaTenn Resources, Inc., an Alabama corporation (the "Company"), does hereby grant unto _______________________ (the "Optionee") an Incentive Stock Option
(the "Option") upon the terms and conditions set forth below and in the AlaTenn
Resources, Inc. 1994 Key Employee Stock Incentive Plan (the "Plan"), and, by his execution of this Agreement, Optionee agrees that the Option is granted under the
Plan and is subject to the terms and conditions set forth below and in the Plan.
Capitalized terms used but not defined herein have the meaning set forth in the
Plan.

1.   AUTHORITY FOR GRANT.

     The Option is granted under and pursuant to the provisions of the Plan, which is incorporated herein by reference. The Option is intended to be an Incentive Stock Option as defined in Section 2(n) of the Plan.

2.   TERM OF OPTION.

     Optionee may exercise the Option, in whole or in part, at any time, or from time to time, during the Term as set forth in Exhibit A hereto which is here incorporated by reference, subject to the provisions of this
     Agreement and the Plan.

3.   NUMBER OF COMMON SHARES.

     Optionee is hereby granted an Option to purchase such number of authorized and unissued Common Shares or Common Shares held in the Company's treasury, as determined by the Committee, as is set forth in Exhibit A hereto which is here incorporated by reference, subject to adjustment in accordance with Section 9 of the Plan.

4.   EXERCISE PRICE.

     The exercise price for each Common Share subject to the Option is the Fair
     Market Value, as set forth in Exhibit A hereto which is here incorporated by reference.

5.   EXERCISE OF OPTION.

     The Option may not be exercised until the Optionee has executed this
     Agreement and has delivered an executed copy thereof to the Company at 100
     East Second Street, Sheffield, Alabama.

     The Option may be exercised in whole or in part at any time, or from time to time, during the Term by delivery of a written notice of exercise (the
     "Notice of Exercise") to the Secretary of the Company, which Notice of
     Exercise must specify the number of whole Common Shares to be purchased;
     provided, however, that in no event shall the total number of Common
     Shares purchased hereunder pursuant to exercise of the Option exceed the number of Common Shares set forth in Exhibit A hereto which is here incorporated by reference, subject to adjustment as set forth in Section
     9 of the Plan. Payment of the total exercise price for such number of
     Common Shares must accompany such Notice of Exercise. The exercise price may be paid in cash, by check or by surrender of Common
Shares, the value
     of which shall be the Fair Market Value on the date of exercise. Exercise of an Option by an Optionee's guardian, heir or representative shall be accompanied by evidence of such person's authority to so act, in a form reasonably satisfactory to the Company. If payment is made by surrender of Common Shares, the Notice of Exercise shall be accompanied by the certificate or certificates representing such Common Shares duly endorsed to the Company or accompanied by a duly executed instrument of transfer.

     The Option may not be exercised to purchase fractional Common
Shares.
     Certificates for Common Shares will be issued as soon as practicable after satisfaction of the conditions set forth herein. Optionee will have the rights of a shareholder only after such certificates have been issued.

6.   DEATH OF OPTIONEE.

     If Optionee dies while employed by the Company, the executor of Optionee's will or administrator of Optionee's estate may exercise the Option in accordance with Paragraph 5 hereof within three (3) months from the date of death, but in no event after the Term as set forth in Exhibit A hereto which is here incorporated by reference.

7.   DISABILITY OF OPTIONEE.

     If Optionee's employment is terminated by reason of Disability, Optionee may exercise the Option in accordance with Paragraph 5 hereof within twelve (12) months from such termination of employment, but in no event after the Term as set forth in Exhibit A hereto which is here incorporated by reference.

8.   TERMINATION OF EMPLOYMENT.

     If Optionee leaves the Company's employ for any reason other than
     Disability, Optionee may exercise the Option in accordance with Paragraph
     5 hereof within three (3) months from the date of such termination of employment, but in no event after the Term as set forth in Exhibit A hereto which is here incorporated by reference.

9.   NO RIGHT TO CONTINUE EMPLOYMENT.

     This Agreement shall not be deemed to confer upon Optionee any right to continue Optionee's employment by the Company, and the Company may terminate such employment at any time for any reason, subject to the provisions of any applicable employment agreement.

10.  FORFEITURE OF OPTION BY REASON OF MISCONDUCT.

     Notwithstanding any other provision hereof, if the Committee determines that Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligations owed to the Company or any Subsidiary, breach of fiduciary duty or deliberate disregard of any rules of the
     Company or any Subsidiary resulting in loss, damage or injury to the
     Company or any Subsidiary, neither the Optionee nor his representative or estate shall be entitled to exercise the Option. In making such determination, the Committee shall act fairly and shall give the Optionee an opportunity to appear before the Committee and present evidence on the
     Optionee's behalf.



11.  CANCELLATION, TERMINATION OR AMENDMENT.

     The Company may, at any time prior to exercise and with the consent of
     Optionee, cancel, revoke, terminate or amend the Option and may substitute an Option for a different price, term, or number of Common
Shares.  In the
     event of any amendment to or termination of the Plan, the Option shall remain in full force and effect as if the Plan had not been amended or terminated, unless Optionee otherwise agrees.

12.  NONTRANSFERABILITY OF OPTION.

     Optionee may not sell, pledge, assign, hypothecate, transfer or dispose of the Option in any manner, in whole or in part, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. The Option may be exercised during Optionee's lifetime only by Optionee or, in the event of Disability, by Optionee's guardian or legal representative.

13.  DETERMINATIONS BY THE COMMITTEE.

     All decisions, determinations and interpretations concerning the Option and this Agreement shall be made by the Committee and shall be final and binding on the Company and Optionee.

14.  MISCELLANEOUS.

     (a) Headings. The headings contained herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit, interpret or affect any of the provisions hereof.

     (b) Notices. Any notices required or permitted to be given hereunder shall be made in writing and delivered to the Company at 100 East
          Second Street, Sheffield, Alabama and to Optionee at his address as it appears in the Company's records. No such notice shall be deemed to have been given until it is received.

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

IN WITNESS WHEREOF, the Company and Optionee have executed this Incentive Stock
Option Agreement this the ___ day of ___________, 19__.

ALATENN RESOURCES, INC.              OPTIONEE


By:__________________________         ____________________________
   Its:______________________                Signature

                                 EXHIBIT A

                                    TO

                     INCENTIVE STOCK OPTION AGREEMENT



Optionee:



Grant Date:



Exercise Price Per
Common Share (Fair
Market Value, as
defined in the Plan)



     Number of Common           Can Only Be      Must Be
Shares Subject to Option      Exercised After     Exercised Before